Exhibit 10.4

ADDENDUM TO
CARRIER GLOBAL CORPORATION
BOARD OF DIRECTORS DEFERRED STOCK UNIT PLAN

This 2020 Addendum (this “Addendum”) to the Carrier Global Corporation Board of Directors Deferred Stock Unit Plan (Effective as of April 3, 2020) (the “Plan”) is adopted effective as of May 1, 2020. All capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Plan.

WHEREAS, in light of the financial hardships resulting from the COVID-19 pandemic, the Board of Directors (the “Board”) of Carrier Global Corporation (the “Company”) desires to temporarily reduce the compensation payable to each Participant pursuant to the Plan;

WHEREAS, the reduction shall be applied to the base annual Deferred Stock Unit Award to be granted on or about May 12, 2020 (the “2020 Base Annual DSU Award”), which is the date that is two business days following the date of the Company’s earnings release for the first quarter of 2020, pursuant to Sections 3.02(a) and 4.05(a)(ii) of the Plan;

WHEREAS, each Participant’s 2020 Base Annual DSU Award shall be reduced by $12,400, an amount that equals 15% of the portion of the base Annual Retainer of $124,000 attributable to the period from May 1, 2020 through December 31, 2020;

WHEREAS, Section 6.02(a) of the Plan provides that the Governance Committee of the Board may amend the Plan at any time, provided that no amendment may, without a Participant’s consent, reduce the Participant’s benefits accrued under the Plan before the date of such amendment; and

WHEREAS, this Addendum has been unanimously approved by the Board, including all members of the Governance Committee, and amends the provisions of the Plan solely with respect to the 2020 Base Annual DSU Award.

1.Compensation Reduction. The value of the 2020 Base Annual DSU Award is hereby reduced from $186,000 to $173,600. In all other respects, the 2020 Base Annual DSU Award will be granted to each Participant in accordance with, and subject to, the terms and conditions of the Plan.

2.Miscellaneous. Except as expressly modified hereby, the terms and conditions of the Plan remain in full force and effect. Sections 6.02 (Plan Amendment and Termination) and 7.11 (Governing Law) of the Plan are hereby incorporated herein by reference, mutatis mutandis.